EX-24.1

                                POWER OF ATTORNEY

                                                                    EXHIBIT 24.1
                                                                    ------------

                           DVI RECEIVABLES CORP. VIII

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Matthew E. Goldenberg or Steven R. Garfinkel as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of DVI Receivables Corp. VIII), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of DVI Receivables Corp. VIII under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


           Signature                                          Title                             Date

By:        /s/ John P. Boyle                  Director, Chief Executive              January 25, 2002
           -----------------                  Officer and Vice President
           John P. Boyle

By:        /s/ Steven R. Garfinkel            Executive Vice President and           January 25, 2002
           -----------------------            Chief Financial Officer
           Steven R. Garfinkel

By:        /s/ Philip C. Jackson              Director                               January 25, 2002
           ---------------------
           Philip C. Jackson

By:        /s/ Jeffrey M. Medaglio            Director                               January 25, 2002
           ------------------------
           Jeffrey M.  Medaglio

By:        /s/ William A. Norris, III         Director                               January 25, 2002
           --------------------------
           William A.  Norris, III